                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported):  August 17, 1995



                    SOURCE ONE MORTGAGE SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



     Delaware                     1-12898                          38-2011419
(State or other                 (Commission                     (IRS Employer
jurisdiction of                  File No.)                   Identification No.)
incorporation)


          27555 Farmington Road, Farmington Hills, Michigan 48334-3357
          (Address of principal executive offices)          (Zip Code)



      Registrant's telephone number, including area code:  (810) 488-7000



                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

Election of Director

         On August 17, 1995, Roger K. Taylor, age 43, and Robert P. Keller, age 57, were appointed to the Board of Directors of Source One Mortgage Services Corporation (the "Company").

         Mr. Taylor has served as the Chief Operating Officer of Financial Security Assurance Holdings Ltd. ("FSA"), a publicly-held financial guaranty insurer with securities listed on the New York Stock Exchange, since May, 1993. He is also a member of FSA's management review committee for structured transactions and its municipal underwriting committee for municipal transactions. Prior to joining FSA in 1990 as an advisor for its new municipal bond insurance business, Mr. Taylor was an executive vice president, founder and executive committee member of Financial Guaranty Insurance Company.

         Mr. Keller has served as the President and Chief Executive Officer of Dartmouth Capital Group, Inc., a bank holding company, located in Guilford, New Hampshire, since June, 1995. From August, 1994 to March, 1995, Mr. Keller was the President and Chief Executive Officer of Independent Bancorp of Arizona, Inc., a bank holding company. Prior to August, 1994, Mr. Keller served as a consultant to Independent Bancorp of Arizona, Inc. and Caliber Bank, and as President and Chief Executive Officer of New Dartmouth Bank in Manchester, New Hampshire.

         The other members of the Company's Board of Directors are Michael C. Allemang, Terry L. Baxter, John J. Byrne, James A. Conrad, Robert R. Densmore, Robert W. Richards and Allan L. Waters.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                               SOURCE ONE MORTGAGE SERVICES
                                               CORPORATION



Date:  October 30, 1995                        By  /s/ Robert W. Richards
                                                   -----------------------------
                                                       Robert W. Richards
                                                       Its Chairman